                        FORM OF INDEMNIFICATION AGREEMENT

                  AGREEMENT, dated as of August 2, 2006, between Aircastle
Limited, a company incorporated under the laws of Bermuda with its registered office located at Clarendon House, 2 Church Street, Hamilton 11, Bermuda (the
"Company"), and __________________ ("Indemnitee").

                  WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

                  WHEREAS, Indemnitee is a director and/or officer of the
Company;

                  WHEREAS, both the Company and Indemnitee recognize the
increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment;

                  WHEREAS, basic protection against undue risk of personal
liability of directors and officers heretofore has been provided through insurance coverage providing reasonable protection at reasonable cost, and
Indemnitee has relied on the availability of such coverage; but as a result of substantial changes in the marketplace for such insurance it has become increasingly more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost;

                  WHEREAS, the Amended Bye-laws of the Company require the
Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on such Amended Bye-laws;

                  WHEREAS, the current difficulty in obtaining adequate director and officer liability insurance coverage at a reasonable cost and uncertainties as to the availability of indemnification created by recent court decisions have increased the risk that the Company will be unable to retain and attract as directors and officers the most capable persons available;

                  WHEREAS, the Board of Directors of the Company has determined that the inability of the Company to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the
Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

                  WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued
service to the Company in an effective manner, the increasing difficulty in obtaining satisfactory director and officer liability insurance coverage, and
Indemnitee's reliance on the Company's Amended Bye-laws, and in part to provide
Indemnitee with specific contractual assurance that the protection promised by such Amended Bye-laws will be available to Indemnitee (regardless of, among other things, any amendment to or

revocation of such Amended Bye-laws or any change in the composition of the
Company's Board of Directors or acquisition transaction relating to the
Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this
Agreement, and, to the extent insurance is maintained, for the continued
coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

                  NOW, THEREFORE, in consideration of the premises and of
Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

                  (a)   Change in Control: shall be deemed to have occurred if
                        (i) any "person" (as such term is used in Sections 13(d)
                        and 14(d) of the Securities Exchange Act of 1934, as
                        amended), other than Fortress Investment Group LLC and
                        its affiliates and other than a trustee or other
                        fiduciary holding securities under an employee benefit
                        plan of the Company or a corporation owned directly or
                        indirectly by the shareholders of the Company in
                        substantially the same proportions as their ownership of
                        shares of the Company, is or becomes the "beneficial
                        owner" (as defined in Rule 13d-3 under said Act),
                        directly or indirectly, of securities of the Company
                        representing 20% or more of the total voting power
                        represented by the Company's then outstanding Voting
                        Securities, or (ii) during any period of two consecutive
                        years, individuals who at the beginning of such period
                        constitute the Board of Directors of the Company and any
                        new director whose election by the Board of Directors or
                        nomination for election by the Company's shareholders
                        was approved by a vote of at least two-thirds (2/3) of
                        the directors then still in office who either were
                        directors at the beginning of the period or whose
                        election or nomination for election was previously so
                        approved, cease for any reason to constitute a majority
                        thereof, or (iii) the shareholders of the Company
                        approve an amalgamation, scheme of arrangement, merger
                        or consolidation of the Company with any other
                        corporation, other than an amalgamation, scheme of
                        arrangement, merger or consolidation which would result
                        in the Voting Securities of the Company outstanding
                        immediately prior thereto continuing to represent
                        (either by remaining outstanding or by being converted
                        into Voting Securities of the surviving entity) at least
                        80% of the total voting power represented by the Voting
                        Securities of the Company or such surviving entity
                        outstanding immediately after such amalgamation, scheme
                        of arrangement, merger or consolidation, or the
                        shareholders of the Company

                        approve a plan of complete liquidation of the Company or
                        an agreement for the sale or disposition by the Company
                        of (in one transaction or a series of transactions) all
                        or substantially all the Company's assets.

                  (b)   Claim: means any threatened, asserted, pending or
                        completed action, suit or proceeding, or appeal thereof,
                        or any inquiry or investigation, whether instituted by
                        the Company or any governmental agency or any other
                        party, that Indemnitee in good faith believes might lead
                        to the institution of any such action, suit or
                        proceeding, whether civil, criminal, administrative,
                        investigative or other, including any arbitration or
                        other alternative dispute resolution mechanism.

                  (c)   Expenses: include attorneys' fees and all other costs,
                        expenses and obligations (including, without limitation,
                        experts' fees, court costs, retainers, transcript fees,
                        duplicating, printing and binding costs, as well as
                        telecommunications, postage and courier charges) paid or
                        incurred in connection with investigating, defending,
                        being a witness in or participating in (including on
                        appeal), or preparing to investigate, defend, be a
                        witness in or participate in, any Claim relating to any
                        Indemnifiable Event.

                  (d)   Indemnifiable Amounts: means any and all Expenses,
                        damages, judgments, fines, penalties, ERISA excise taxes
                        and amounts paid in settlement (including all interest,
                        assessments and other charges paid or payable in
                        connection with or in respect of such Expenses,
                        judgments, fines, penalties, excise taxes or amounts
                        paid in settlement) arising out of or resulting from any
                        Claim relating to an Indemnifiable Event.

                  (e)   Indemnifiable Event: means any event or occurrence,
                        whether occurring before, on or after the date of this
                        Agreement, related to the fact that Indemnitee is or was
                        a director and/or officer or fiduciary of the Company,
                        or is or was serving at the request of the Company as a
                        director, officer, employee, trustee, agent or fiduciary
                        of another company, corporation, limited liability
                        company, partnership, joint venture, employee benefit
                        plan, trust or other entity or enterprise, or by reason
                        of anything done or not done by Indemnitee in any such
                        capacity.

                  (f)   Independent Legal Counsel: means an attorney or firm of
                        attorneys, selected in accordance with the provisions of
                        Section 3 hereof, who is experienced in matters of
                        corporate law and who shall not have otherwise performed
                        services for the Company or Indemnitee within the last
                        five years (other than with respect to

                        matters concerning the rights of Indemnitee under this
                        Agreement, or of other indemnitees under similar
                        indemnity agreements).

                  (g)   Reviewing Party: means any appropriate person or body
                        consisting of a member or members of the Company's Board
                        of Directors or any other person or body appointed by
                        the Board who is not a party to the particular Claim for
                        which Indemnitee is seeking indemnification, or
                        Independent Legal Counsel.

                  (h)   Voting Securities: means any securities of the Company
                        which vote generally in the election of directors.

         2. Basic Indemnification Arrangement; Advancement of Expenses.

                  (a) Subject to clause 11 and applicable law, in the event
Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Indemnifiable Amounts.

                  (b) If so requested by Indemnitee, the Company shall advance
(within two business days of such request) any and all Expenses incurred by
Indemnitee (an "Expense Advance"). The Company shall, in accordance with such request (but without duplication), either (i) pay such Expenses on behalf of
Indemnitee, or (ii) reimburse Indemnitee for such Expenses. Indemnitee's right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party that the Indemnitee has satisfied any applicable standard of conduct for indemnification.

                  (c) Notwithstanding anything in this Agreement to the
contrary, Indemnitee shall not be entitled to indemnification or advancement of
Expenses pursuant to this Agreement in connection with any Claim initiated by
Indemnitee unless (i) the Company has joined in or Company's Board of Directors has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee's rights under this Agreement.

                  (d) Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense
Advance pursuant to Section 2(b) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the
Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any
Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law); provided, however, that if
Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the
Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's undertaking to repay such Expense Advances shall be unsecured and interest-free. If there has not been a Change in Control, the Reviewing Party shall be selected by the Company's Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the
Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party within thirty days after written demand is presented to the Company or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in the Supreme Court of Bermuda or any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the
Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

         3. Change in Control. The Company agrees that if there is a Change in
Control of the Company then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any Company Amended Bye-law or provision of the
Company's Memorandum of Association now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel selected by
Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal
Counsel and to indemnify fully such counsel against any and all expenses
(including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

         4. Indemnification for Additional Expenses. Subject to clause 11 and subject to Section 2(d), the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to
Indemnitee subject to and in accordance with Section 2(b), which are incurred by
Indemnitee in connection with any action brought by Indemnitee for (i)
indemnification or an Expense Advance by the Company under this Agreement or any
Company Amended Bye-law or provision of the Company's Memorandum of Association now or hereafter in effect and/or (ii)

recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be.

         5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, except for clause 11, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         6. Burden of Proof. In connection with any determination by the
Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the Reviewing Party or court shall presume that the
Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

         7. Reliance as Safe Harbor. For purposes of this Agreement and subject to applicable law, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee's actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to
Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Company's Board of Directors, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

         8. No Other Presumptions. For purposes of this Agreement, but subject to applicable law, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether
Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified

under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

         9. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Amended
Bye-laws or Memorandum of Association or the Companies Act 1981 of Bermuda or
otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Amended Bye-laws or Memorandum of
Association or this Agreement, it is the intent of the parties hereto that
Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

         10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any
Company director or officer.

         11. Limitation of Indemnification. Notwithstanding any other terms or provisions of this Agreement, nothing herein shall indemnify the Indemnitee against, or exempt the Indemnitee from, any liability in respect of the
Indemnitee's fraud or dishonesty.

         12. Amendments, Etc. No supplement, modification or amendment of this
Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         13. Subrogation. In the event of payment under this Agreement, the
Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against
Indemnitee to the extent Indemnitee has otherwise actually received payment
(under any insurance policy, Amended Bye-law, provision of the Company's
Memorandum of Association or otherwise) of the amounts otherwise indemnifiable hereunder.

         15. Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee;
provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent
Indemnitee would present such counsel with

an actual or potential conflict of interest, (ii) the named parties in any such
Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the
Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then
Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim)
at the Company's expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an
Indemnifiable Event effected without the Company's prior written consent. The
Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the
Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of
Indemnitee from all liability on all claims that are the subject matter of such
Claim. Neither the Company nor Indemnitee shall unreasonably withhold its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

         16. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor or continuing company by amalgamation, scheme of arrangement, purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the
Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by amalgamation, scheme of arrangement, purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or director of the Company or of any other entity or enterprise at the Company's request.

         17. Security. To the extent requested by Indemnitee and approved by the
Company's Board of Directors, the Company may at any time and from time to time provide security to Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

         18. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such

provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

         19. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

         20. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

         21. Headings. The headings of the sections and paragraphs of this
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

         22. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                       AIRCASTLE LIMITED

                                       By:
                                            -----------------------------
                                            Name:
                                            Title:

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